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                                                                      EXHIBIT 21



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                                                                      EXHIBIT 21
            R. P. SCHERER INTERNATIONAL CORPORATION AND SUBSIDIARIES

The following is a list of all of the subsidiaries of R.P. Scherer International Corporation, their jurisdiction of incorporation and the percentage of their outstanding capital stock owned by R.P. Scherer International Corporation or another subsidiary of R.P. Scherer International Corporation.

                                                                                                  EFFECTIVE PERCENTAGE
                                                                       JURISDICTION OF                OWNERSHIP BY
                         NAME OF SUBSIDIARY                             INCORPORATION           R. P. SCHERER CORPORATION

            R. P. Scherer Hardcapsule, Inc.*                             New Jersey                       100%
            R. P. Scherer Hardcapsule (West)*                               Utah                          100%
            Gelatin Products International                                Delaware                        100%
            Science Labs Inc.*                                            Delaware                        100%
            The LVC Corporation*                                          Missouri                        100%
            R. P. Scherer Argentina S.A.I.C.                              Argentina                        99%
            Vivax Interamericana S.A.                                     Argentina                        99% (1)
            R. P. Scherer do Brasil Encapsulacoes, Ltda.                   Brazil                         100%
            R. P. Scherer Canada Inc.                                  Ontario, Canada                    100%
            F&F Holding GmbH                                               Germany                        100%
            R. P. Scherer GmbH                                             Germany                         51% (2)
            Allcaps Weichgelatinekapseln GmbH                              Germany                         51% (3)
            R. P. Scherer S.A.                                             France                          70% (4)
            Pharmagel France S.A.                                          France                          95% (5)
            R. P. Scherer S.p.A.                                            Italy                          95% (6)
            R. P. Scherer Holdings Pty. Ltd.                              Australia                       100%
            R. P. Scherer Pty. Limited                                    Australia                       100% (7)
            R. P. Scherer Holdings Ltd.                                    England                        100%
            R. P. Scherer Limited                                          England                        100% (8)
            Scherer DDS Limited                                            England                        100% (8)
            R. P. Scherer (Hong Kong) Limited                             Hong Kong                       100%
            R. P. Scherer K.K.                                              Japan                          60%
            R. P. Scherer Korea Limited                                     Korea                          50%
            R. P. Scherer Egypt                                             Egypt                          10%

(1) The Company owns 1.875% directly and R. P. Scherer Argentina S.A.I.C. (of which the Company owns 99%) owns an additional 98.125%.
(2)      The 51% interest in R. P. Scherer GmbH is owned directly by F&F
         Holding GmbH.
(3) This corporation is 100% owned directly by R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%).
(4) The Company owns 50.01% directly and R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%) owns an additional 39.975%.
(5)      This Corporation is 100% owned by R. P. Scherer S.p.A.
(6) The Company owns 90% directly and R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%) owns an additional 10%.
(7)      This Corporation is 100% owned by R. P. Scherer Holdings Pty. Ltd.
(8)      This Corporation is 100% owned by R. P. Scherer Holdings Ltd.

*Inactive



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